EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exar Corporation

Fremont, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and any amendments thereto (Nos. 333-189271, 333-147154, 333-147153, 033-61495, and 033-59071) and Form S-8 (Nos. 333-179730, 333-170417, 333-145741, 333-138839, 333-96967, 333-55082, 333-48226, 333-31120, 333-69381, 333-37369, 333-37371, and 33-58991) of Exar Corporation of our reports dated June 11, 2014 relating to the consolidated financial statements and the effectiveness of Exar Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
June 11, 2014